As filed with the Securities and Exchange Commission on February 24, 2005

Registration No. 333-72423

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

D.R. HORTON, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2386963 (I.R.S. Employer Identification Number)

301 Commerce St., Suite 500 Fort Worth, Texas (Address of Principal Executive Offices)	76102 (Zip Code)

D.R. HORTON, INC.
1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Paul W. Buchschacher
Vice President
and Corporate Counsel
301 Commerce St., Suite 500
Fort Worth, Texas 76102
(Name and address of agent for service)

(817) 390-8200
(Telephone number, including area code, of agent for service)

      D.R. Horton, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 on February 16, 1999 (Registration No. 333-72423) (the “Registration Statement”) to register shares of the Registrant’s common stock, par value $.01 (the “Common Stock”), for issuance pursuant to the D.R. Horton, Inc. 1999 Employee Stock Purchase Plan (the “Plan”).

      This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement is filed to deregister shares of the Common Stock registered under the Registration Statement but unissued as of the date of this Amendment. Of the 13,344,486 shares of Common Stock reserved for future issuance under the Registration Statement as of December 1, 2004, this Amendment is being filed to deregister 9,844,486 unsold shares of Common Stock (the “Securities”) registered under the Registration Statement and issuable pursuant to the Plan. Accordingly, the Registrant is removing the Securities from registration under the Securities Act of 1933, as amended.

2

SIGNATURES AND POWERS OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on February 24, 2005.

D.R. HORTON, INC.
By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

S-1

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Horton as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, acting alone, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald R. Horton Donald R. Horton	Chairman of the Board	February 24, 2005

* Donald J. Tomnitz	Vice Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	February 24, 2005

/s/ Bill W. Wheat Bill W. Wheat	Chief Financial Officer, Executive Vice President and Director (Principal Financial Officer and Principal Accounting Officer)	February 24, 2005

* Bradley S. Anderson	Director	February 24, 2005

* Richard I. Galland	Director	February 24, 2005

* Francine I. Neff	Director	February 24, 2005

* By:	/s/ Donald R. Horton Donald R. Horton as attorney-in-fact

S-2